UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2013

China Natural Gas, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34373	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis
35 Tang Yan Road, Hi-Tech Zone
Xian, Shaanxi Province, China 710065
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 29-8832-3325

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership.

As previously disclosed on the Current Report on Form 8-K filed on February 14, 2013, with the Securities and Exchange Commission (the “SEC”), on February 8, 2013, an Involuntary Petition for bankruptcy (the “Petition”), entitled In re China Natural Gas, Inc. (Case No. 13-10419), was filed against China Natural Gas, Inc. (the "Company") by three alleged creditors of the Company, namely Abax Lotus Ltd., Abax Nai Xin A Ltd., and Lake Street Fund LP (the “Petitioners”). The Petition was filed in the United States Bankruptcy Court, Southern District of New York. The Petitioners have claimed in the Involuntary Petition that they have debts totaling $42,218,956.88 as a result of the Company’s failure to make payments on the 5% Guaranteed Senior Notes issued in 2008.

On June 24, 2013, the Company’s Board of Directors approved the consent to the entry of an Order for Relief in response to the Petition, which in effect, would allow for the entry of an Order for Relief under Chapter 11 of Title 11 of the U.S. Code.

On June 26, 2013, the Company filed the consent to the entry of an Order for Relief in the United States Bankruptcy Court for the Southern District of New York.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2013, the Board of Directors of the Company appointed its CEO, Mr. Shuwen Kang, as the Chairman and a member of the Company’s Board of Directors.

Mr. Kang has been serving as the Company’s CEO since October 2011. Prior to serving as the CEO of the Company, Mr. Kang was the vice president of Xi’an Xilan Natural Gas Co., Ltd. (“Xi’an Xilan”), the variable interest entity of one of the Company’s major subsidiaries, and was in charge of Xi’an Xilan’s business operations.  From 2006 to 2010, Mr. Kang served as senior counsel to Xi’an Xilan, responsible for making strategic and business development plans for the Company.  Mr. Kang has extensive experience in the operations and management of the Company and in the natural gas industry in general.

Mr. Kang holds an associate degree in Party and Government Management from the Party School of the Shaanxi Provincial Committee of the Communist Party of China.

Mr. Kang will not receive additional compensation for his services as the Chairman of the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: June 27, 2013	By:	/s/ Shuwen Kang
Shuwen Kang Chief Executive Officer

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